UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-K
________________

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: July 15, 2008

NORTH AMERICAN INSURANCE LEADERS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32837	20-3284412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

885 Third Avenue, 31st Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 319-9407

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01.	Other Events

North American Insurance Leaders, Inc. (the "Company") issued a press release yesterday announcing that the Company's stockholders have voted to approve the dissolution of the Company and its proposed plan of liquidation. The Company had filed its definitive Proxy Statement regarding its proposed dissolution and plan of liquidation with the Securities and Exchange Commission on June 30, 2008.

Pursuant to the Company's amended and restated certificate of incorporation, the Company will distribute the funds in the trust account (the "Trust Account") established as part of its initial public offering (the "IPO") to the holders of shares of common stock sold in the IPO (the "Public Shares"). The Company has set July 21, 2008 as the record date for determining the holders of Public Shares entitled to receive liquidating distributions and also intends to file its certificate of dissolution with Secretary of State of the State of Delaware on that date. After the close of trading of the Company's shares on July 21, 2008, the Company expects that it shall close its share transfer books, the American Stock Exchange will suspend trading of the Company's shares and the Company's certificate of dissolution will become effective.

The Company believes that it will distribute the funds in the Trust Account to the holders of Public Shares on July 25, 2008 and that the holders of Public Shares will receive approximately $7.99 per Public Share. However, the exact amount in the Trust Account available for distribution to the holders of Public Shares will be finally determined just prior to the time of such distribution. After the distribution of the funds in the Trust Account, the Company expects to file a Certification of Termination of Registration on Form 15 with the Securities and Exchange Commission for the purpose of deregistering its securities under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit

	Exhibit 99.1	North American Insurance Leaders, Inc. issues press release dated July 14, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORTH AMERICAN INSURANCE LEADERS, INC.
(Registrant)

By:	/s/ William R. de Jonge
Name:	William R. de Jonge
Title:	President

Date: July 15, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release